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Exhibit 10.76

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES G CONVERTIBLE PREFERRED STOCK

OF

VCAMPUS CORPORATION

        I.    Creation of Series G Convertible Preferred Stock.

        The undersigned officer of VCampus Corporation, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations, Preferences and Rights (the "Series G Certificate of Designations") and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, the Board of Directors duly adopted the following resolutions:

        RESOLVED, that, pursuant to the Certificate of Incorporation, as amended, of the Corporation (the "Amended Certificate of Incorporation"), which authorizes 10,000,000 shares of undesignated preferred stock, par value $0.01 per share, of which:

  (A)
  1,000,000 shares are designated Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), 623,339 of which are issued and outstanding;

  (B)
  1,200,000 shares are designated Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), 1,013,809 of which are issued and outstanding;

  (C)
  3,000,000 shares are designated Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), 564,955 of which are issued and outstanding;

  (D)
  3,000,000 shares are designated Series F Convertible Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock"), all of which are issued and outstanding;

  (E)
  1,458,413 shares are designated Series F-1 Convertible Preferred Stock, par value $0.01 per share (the "Series F-1 Preferred Stock"), all of which are issued and outstanding; and

  (F)
  60,000 shares are designated Series F-2 Convertible Preferred Stock, par value $0.01 per share (the "Series F-2 Preferred Stock"), 27,578 of which are issued and outstanding.

  the Board of Directors is authorized, within the limitations and restrictions stated in the Amended Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences and relative participating, optional, or other special rights, and qualifications, limitations, and restrictions thereof; and

        RESOLVED, that the Corporation hereby fixes the designations and preferences and relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions of the preferred stock consisting of 80,000 shares to be designated Series G Convertible Preferred Stock, par value $0.01 per share (the "Series G Preferred Stock"); and

        RESOLVED, that the Series G Preferred Stock is hereby authorized on the terms and with the provisions herein set forth:

        II.    Provisions Relating to the Preferred Stock.

          1.    Rank.    The Series G Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank pari passu to each of the Series C, D, E, F, F-1 and F-2 Preferred Stock and senior and prior in right to (a) each class of Common Stock of the Corporation, (b) any series of preferred stock hereafter created (except as may otherwise be consented to by holders of a majority of the Series G Preferred Stock) and

  (c) any other equity interests (including, without limitation, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation that by its terms rank junior to the Series G Preferred Stock (all of such classes or series of capital stock and other equity interests, including, without limitation, all classes of Common Stock of the Corporation, are collectively referred to as "Junior Securities").

          2.    Dividends.    (a) The holders of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable either in cash, in property or in shares of capital stock.

          (b)    So long as any shares of Series G Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends (except dividends payable on the existing classes of Preferred Stock or dividends payable in Common Stock of the Corporation) or make any other distribution on or redeem, purchase or otherwise acquire any Junior Securities and will not permit any Subsidiary or other Affiliate (using funds of the Corporation or any Subsidiary) to redeem, purchase or otherwise acquire for value, any Junior Securities. Notwithstanding the foregoing provisions of this Section 2(b), the Corporation or any Subsidiary may (i) make payments in respect of fractional shares of Junior Securities and (ii) repurchase, redeem or otherwise acquire for value any Junior Securities from any employee or former employee of the Corporation or any Subsidiary in connection with the termination of employment by the Corporation or any Subsidiary or by such employee or former employee, whether by reason of death, disability, retirement or otherwise.

          3.    Liquidation.    Upon a change in control pursuant to which the stockholders of the Corporation immediately prior to such change in control possess a minority of the voting power of the acquiring entity immediately following such change in control, liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of the Series G Preferred Stock shall be entitled, pari passu with the Liquidation Preference payable to the holders of the Series C, D, E, F, F-1 and F-2 Preferred Stock (respectively, the "Series C Liquidation Preference," the "Series D Liquidation Preference," the "Series E Liquidation Preference", the "Series F Liquidation Preference", the Series F-1 Liquidation Preference" and the "Series F-2 Liquidation Preference"), before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, to receive from the assets of the Corporation available for distribution to stockholders, an amount per share equal to the purchase price per share paid for the Series G Preferred Stock, as adjusted to reflect any and all subdivisions (by stock split, stock dividend or otherwise) or combinations or consolidations (by reclassification or otherwise) of the Series G Preferred Stock occurring after the Issue Date, plus all declared but unpaid dividends (the "Series G Liquidation Preference"). If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to the holders of the Series C, D, E, F, F-1, F-2 and G Preferred Stock of their respective Liquidation Preferences, then the entire assets of the Corporation legally available for distribution shall be distributed ratably in accordance with the Series C, D, E, F, F-1, F-2 and G Liquidation Preferences among such holders. For purposes of this Section 3, a Liquidation Event shall be deemed to be occasioned by, and to include, (i) the Corporation's sale of all or substantially all of its assets or capital stock or (ii) any transaction or series or related transactions (including, without limitation, any reorganization, merger or consolidation) that will result in the holders of the outstanding voting equity securities of the Corporation immediately prior to such transaction or series of related transactions holding securities representing less than forty percent (40%) of the voting power of the surviving entity immediately following such transaction or series of related transactions.

          4.    Voting.    (a) Except as otherwise provided by law, the rules of the Nasdaq Stock Market or by subsection 4(b), the holders of the Series G Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class, with each holder of Common Stock entitled to one vote for each share of Common Stock held by such holder and each holder of Series G Preferred Stock entitled to ten (10) votes for each share of Series G Preferred Stock held by such holder on the record date relating to the matter being voted on (as ratably adjusted for stock splits, combinations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events with respect to the Common Stock occurring after the Issue Date).

          (b)    The holders of the Series G Preferred Stock shall vote as a separate class on the creation of any new series of preferred stock or the issuance of additional shares of capital stock of the Corporation that ranks senior to or on parity with the Series G Preferred Stock.

          5.    Conversion of Series G Preferred Stock into Common Stock.

          (a)    Conversion Procedure.

            (i)    Notwithstanding any other provision herein, the Corporation shall not be obligated to issue any shares of Common Stock upon conversion of the Series G Preferred Stock if and to the extent the issuance of such shares of Common Stock would exceed the number of shares (the "Exchange Cap") then permitted to be issued without violation of the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Corporation obtains (or is deemed by the Corporation to have already obtained) the approval of its stockholders as required by applicable rules and regulations of the Principal Market for issuances of Common Stock in excess of the Exchange Cap. If and to the extent the Exchange Cap applies, no original purchaser of Series G Preferred Stock shall be issued, upon conversion of Series G Preferred Stock, shares of Common Stock in an amount greater than the product of (x) the Exchange Cap amount multiplied by (y) a fraction, the numerator of which is the number of shares of Series G Preferred Stock originally issued to such Investor and the denominator of which is the aggregate amount of all the Series G Preferred Stock issued to the original purchasers of such securities (the "Cap Allocation Amount"). In the event that any original holder of Series G Preferred Stock shall sell or otherwise transfer any of such holder's Series G Preferred Stock, the transferee shall be allocated a pro rata portion of such holder's Cap Allocation Amount. In the event that a requested conversion would violate the aforementioned rules, the Corporation agrees to undertake best efforts to obtain such approval within 180 days of such request for conversion.

            (ii)  Subject to subsection (i) above, at any time, any holder of Series G Preferred Stock may convert all or any portion of the Series G Preferred Stock held by such holder into a number of shares of Conversion Stock (as defined in Section 6) computed by multiplying the number of shares to be converted by the purchase price thereof and dividing the result by the Conversion Price (as defined in subsection 5(b)) then in effect.

            (iii)  Each conversion of Series G Preferred Stock shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder. Until the certificates representing the shares of Series G Preferred Stock which are being converted have been surrendered and new certificates representing shares of the Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series G Preferred Stock being converted shall be evidence of the issuance of such shares of Conversion Stock. At such time as such conversion has been effected, the rights of the holder of such Series G Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

            (iv)  Notwithstanding any other provision hereof, if a conversion of shares is to be made in connection with a Public Offering (as defined in Section 6), the conversion of such shares may, at the election of the holder thereof, be conditioned upon the consummation of the Public Offering, in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

            (v)  As soon as practicable after a conversion has been effected in accordance with clause (ii) above, the Corporation shall deliver to the converting holder: (A) a certificate or certificates representing, in the aggregate, the number of shares of Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

            (vi)  The issuance of certificates for shares of Conversion Stock upon conversion of Series G Preferred Stock shall be made without charge to the holders of such Series G Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted. Upon conversion of any shares of Series G Preferred Stock, the Corporation shall use its best efforts to take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

            (vii) The Corporation shall not close its books against the transfer of Series G Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series G Preferred Stock in any manner which interferes with the timely conversion of Series G Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series G Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

            (viii)No fractional shares of Conversion Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series G Preferred Stock. If more than one share of Series G Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series G Preferred Stock so surrendered by such record holder. Instead of any fractional share of Conversion Stock otherwise issuable upon conversion of any shares of the Series G Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of current per share fair market value of the Conversion Stock as determined in good faith by the Board of Directors on such basis as it considers appropriate.

            (ix)  The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series G Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Series G Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder. The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

          (b)    Conversion Price.

            (i)    "Conversion Price" for the Series G Preferred Stock shall initially mean the Initial Conversion Price described in this Section 5, as the same may be subsequently adjusted from time to time in accordance with this Section 5.

            (ii)  The "Initial Conversion Price" shall be one-tenth (1/10th) of the per share purchase price for the Series G Preferred Stock.

          (c)    Subdivision or Combination of Common Stock.    If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

          (d)    Consolidation, Merger or Sale for Assets.    Any consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) assets other than Conversion Stock ("Assets") with respect to or in exchange for Common Stock is referred to herein as a "Fundamental Change." Prior to the consummation of any Fundamental Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series G Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series G Preferred Stock, such Assets as such holder would have received in connection with such Fundamental Change if such holder had converted its Series G Preferred Stock into Conversion Stock immediately prior to such Fundamental Change. The Corporation shall not effect any Fundamental Change, consolidation, merger or sale unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (e)    Issuances at Less Than the Conversion Price.    Upon the issuance or sale by the Corporation of:

            (i)    Common Stock for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale; or

            (ii)  any Stock Purchase Rights (as defined below) where the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities (as defined below), upon the subsequent conversion or exchange of such Convertible Securities) shall be less than any Conversion Price in effect immediately prior to the time of the issue or sale of such Stock Purchase Rights; or

            (iii)  any Convertible Securities where the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such

    Convertible Securities shall be less than any Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities;

other than an issuance of Common Stock pursuant to Sections 5(c) or 5(f) hereof (any such issuance shall be referred to hereinafter as a "Dilutive Issuance"), then forthwith upon such issue or sale, such applicable Conversion Price shall be reduced to the per share selling price in the Dilutive Issuance.

Notwithstanding the foregoing, no Conversion Price shall at such time be reduced if such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

        For purposes of this Section 5(e), the following provisions will be applicable:

        "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

        "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

        Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

        Determination of Consideration.    The "consideration actually received" by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

            (i)    Cash Payment.    In the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale;

            (ii)  Noncash Payment.    In the case of consideration other than cash, the value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors in good faith, after deducting any accrued interest or dividends; and

            (iii)  Stock Purchase Rights and Convertible Securities.    The total consideration, if any, received by the Corporation as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

        Readjustment of Conversion Price.    In the event of any change in (i) the consideration, if any, payable upon exercise of any Stock Purchase Rights or upon the conversion or exchange of any Convertible Securities, or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the applicable Conversion Price as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the applicable Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Price pursuant to this paragraph shall (i) increase the applicable Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities, or (ii) require any adjustment to the amount paid or number of shares of Common Stock received by any holder of Series G Preferred Stock upon any conversion of any share of Series G Preferred Stock prior to the date upon which such readjustment to the Conversion Price shall occur.

          (f)    Exclusions.    Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price of the Series G Preferred Stock in the case of (i) the issuance or sale of options, or the shares of stock issuable upon exercise of such options, to directors, officers, employees or consultants of the Corporation pursuant to stock options or stock purchase plans or agreements, whether "qualified" for tax purposes or not, pursuant to plans or arrangements approved by the Board of Directors, (ii) the issuance of Common Stock upon conversion of shares of existing classes of Preferred Stock (including the Series G Preferred Stock) or exercise of any warrants or conversion of any convertible notes offered, sold or issued prior to or connection with the Series G Preferred Stock financing, and (iii) securities issued in consideration for the acquisition whether by merger or otherwise by the Corporation of all or substantially of the capital stock or assets of any other entity or business organization, provided such issuance is approved by holders of a majority of the Series G Preferred Stock. The issuances or sales described in the preceding clauses (i), (ii) and (iii) shall be ignored for purposes of calculating any adjustment to any Conversion Price.

          (g)    Certain Events.    If an event not specifically enumerated in this Section 5 occurs which has substantially the same economic effect on the Series G Preferred Stock as those specifically enumerated shall occur, then this Section 5 shall be construed liberally, mutatis mutandis, in order to give the Series G Preferred Stock the benefit of the protections provided under this Section 5. The Corporation's Board of Directors shall make an appropriate adjustment in the applicable Conversion Price so as to protect the rights of the holders of Series G Preferred Stock.

          (h)    Notices.

            (i)    Promptly upon any adjustment of the applicable Conversion Price, the Corporation shall give written notice thereof to all holders of Series G Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii)  The Corporation shall give written notice to all holders of Series G Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation.

            (iii)  The Corporation shall give written notice to the holders of Series G Preferred Stock at least twenty (20) days prior to the date on which any Fundamental Change shall take place, which notice may be one and the same as that required by (ii) above.

          (i)    Automatic Conversion.    Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable Conversion Price (or upon such other terms as holders of 75% or more of the shares of Series G Preferred Stock may agree) upon the written consent of the holders of 75% or more of the shares of Series G Preferred Stock.

          6.    Definitions.    The following terms have the meanings specified below:

          (a)    Affiliate.    The term "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Corporation (or other specified Person), (ii) any Person who is a beneficial owner of at least 10% of the then outstanding voting capital stock (or options, warrants or other securities which, after giving effect to the exercise thereof, would entitle the holder thereof to hold at least 10% of the then outstanding voting capital stock) of the Corporation (or other Specified Person), (iii) any director or executive officer of the Corporation (or other Specified Person) or Person of which the Corporation (or other Specified Person) shall, directly or indirectly, either beneficially or of record, own at least 10% of the then outstanding equity securities of such Person, and (iv) in the case of Persons specified above who are individuals, Family Members of such Person; provided, however, that no holder of Preferred Stock nor any of their designated members of the Board of Directors shall be an Affiliate of the Corporation for purposes hereof.

          (b)    Board of Directors.    The term "Board of Directors" shall mean the Board of Directors of the Corporation.

          (c)    Conversion Stock.    The term "Conversion Stock" shall mean the shares of Common Stock issuable upon conversion of shares of Series G Preferred Stock; provided that if there is a change such that the securities issuable upon conversion of the Series G Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable upon conversion of the Series G Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          (d)    Family Members.    The term "Family Members" shall mean, as applied to any individual, any spouse, child, grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the benefit of one or more of such Persons (other than any trust administered by an independent trustee) and each custodian of property of one or more such Persons.

          (e)    Issue Date.    The term "Issue Date" shall mean the date on which the Corporation first issues a share of Series G Preferred Stock.

          (f)    Person.    The term "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, joint venture or unincorporated organization or any government, governmental department or any agency or political subdivision thereof.

          (g)    "Principal Market" means the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, or the Nasdaq Smallcap Market, whichever is at the applicable time the principal trading exchange or market for the Common Stock, based upon share volume.

          (h)    Public Offering.    The term "Public Offering" shall mean any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force, other than an offering in connection with an employee benefit plan.

          (i)    Securities Act.    The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

          (j)    Subsidiary.    The term "Subsidiary" shall mean any Person of which the Corporation shall at the time own, directly or indirectly through another Subsidiary, 50% or more of the outstanding voting capital stock (or other shares of beneficial interest with voting rights), or which the Corporation shall otherwise control.

        IN WITNESS WHEREOF, VCampus Corporation has caused this certificate to be signed by its duly authorized officer as of the 26th day of September 2002.

                      VCAMPUS CORPORATION

                      By: /s/ Daniel J. Neal
                      Name: Daniel J. Neal
                      Title: Chief Executive Officer, President and Director

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  Exhibit 10.76
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES G CONVERTIBLE PREFERRED STOCK OF VCAMPUS CORPORATION